UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 3, 2005
PLASTIPAK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Michigan	333-73552	52-2186087

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
41605 Ann Arbor Road, Plymouth, Michigan 48170

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (734) 455-3600

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     On October 3 / 4, 2005, Plastipak Luxembourg, S.a.r.l. (“Plastipak Luxembourg”), a wholly-owned subsidiary of Plastipak Packaging, Inc. (“Plastipak Packaging”) in formation, entered into a definitive agreement (the “Purchase Agreement”) with the shareholders of LuxPET A.G./S.A. (“LuxPET”) for the acquisition of 100% of the outstanding capital stock of LuxPET. The closing of the acquisition is subject to customary closing conditions. Plastipak Packaging joined the agreement solely for the purpose of guaranteeing the payment of the purchase price at closing.
     The purchase price to be paid at closing will be calculated upon an EBITDA-based formula and is projected to be approximately 46,500,000 Euros, most of which will be paid in cash at closing, plus the assumption of approximately 6.1 Million Euros of debt.
     The two existing management shareholders of LuxPET collectively own approximately 16% of LuxPET’s issued and outstanding capital stock. At the closing, the management shareholders will receive 20% percent of their share of the purchase price in cash, and the remaining 80% will be paid via the delivery of Plastipak Luxembourg’s five year subordinated promissory notes. Plastipak Packaging will guarantee these notes and the obligations under the notes, and the guaranty will be subordinated to senior debt. In addition, the management shareholders will be eligible to receive additional consideration for their shares pursuant to an Earn Out Agreement (the “Earn Out Agreement”). The Earn Out Agreement provides that the management shareholders will be entitled to receive additional purchase price in an aggregate amount of up to 10% percent of LuxPET’s actual EBITDA for each of the three years following closing. The additional purchase price would be paid only if annual minimum target EBITDA is achieved.
     The closing of the transactions contemplated by the Purchase Agreement is anticipated by October 31, 2005, although if the closing conditions are not satisfied by such date, the party responsible for such unsatisfied closing conditions may postpone the closing until November 18, 2005 upon the payment of a non-refundable 500,000 Euro extension fee.
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     William J. Schlageter, a director, passed away on October 4, 2005.
     Item 7.01 Regulation FD Disclosure.
     On October 4, 2005, Plastipak Holdings issued a press release relating to the acquisition described in Item 1.01 above. A copy of the text of the press release is attached as Exhibit 99.1 hereto. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

     Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Plastipak Holdings, Inc.

Dated: October 5, 2005	By:	/s/ Michael J. Plotzke

Michael J. Plotzke
Treasurer and Chief Financial Officer

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EXHIBIT INDEX
99.1	Press Release

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